SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

EPIX Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street
Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.                         Other Events.

On July 8, 2004, EPIX Medical, Inc. issued a press release announcing the initiation of its post-NDA clinical program with the first injection in a multi-center trial of MS-325 for high resolution vessel imaging.  MS-325 is a novel Magnetic Resonance Imaging (MRI) blood pool contrast agent designed specifically for vascular imaging.  The goal of the study is to optimize high resolution imaging with MS-325 as the first step in the characterization of vascular wall structures and vulnerable plaque.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition, on July 12, 2004, EPIX Medical, Inc. issued a press release announcing that the initiation of a multi-center Phase IIa clinical trial of MS-325 for imaging both the coronary arteries and myocardial perfusion.  MS-325 is a novel Magnetic Resonance Imaging (MRI) blood pool contrast agent designed specifically for vascular imaging.  The goal of the study is to assess the feasibility of using MS-325-enhanced-MRA for coronary angiography and cardiac perfusion imaging.  A New Drug Application (NDA) for MS-325 vascular imaging was accepted for filing by the Food and Drug Administration (FDA) in February 2004.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

On July 15, 2004, EPIX Medical, Inc. also issued a press release announcing that it has appointed Andrew Uprichard, MD to the position of President and Chief Operating Officer.  Dr. Uprichard brings to EPIX more than 15 years’ experience in drug development.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 7.                         Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated July 8, 2004.
99.2	Press Release dated July 12, 2004.
99.3	Press Release dated July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.

(Registrant)

Date: July 15, 2004	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice-President,
Finance and Administration,
Chief Financial Officer